EXHIBIT 21.1
Subsidiaries as of December 31, 2014

Name	State or Country of Organization
Mylan Pharmaceuticals Inc.	West Virginia
Mylan Technologies, Inc.	West Virginia
Mylan Institutional Inc.	Illinois
Mylan LLC	Delaware
Mylan International Holdings, Inc.	Vermont
Moon of PA Inc.	Pennsylvania
MLRE LLC	Pennsylvania
Synerx Pharma, LLC	Pennsylvania
MP Air, Inc.	West Virginia
American Triumvirate Insurance Company	Vermont
Somerset Pharmaceuticals, Inc.	Delaware
Mylan Bertek Pharmaceuticals Inc.	Texas
Agila Especialidades Farmaceutica Ltda	Brazil
Agila Farmaceutica Participacoes Ltda	Brazil
Agila Marketing e Distribuicao de Produtos Hospitalares Ltda	Brazil
MP Laboratories (Mauritius) Ltd.	Mauritius
Mylan Pharmaceuticals ULC	Canada
QD Pharmaceuticals ULC	Canada
Agila Specialties Americas Ltd.	Cyprus
Agila Specialties (Holdings) Cyprus Ltd.	Cyprus
Onco Laboratories Ltd.	Cyprus
Mylan Australia Pty Ltd.	Australia
Mylan Australia Holding Pty Ltd.	Australia
Agila Australasia Pty Ltd.	Australia
Mylan LHC Inc.	Delaware
Mylan Bermuda Ltd.	Bermuda
Mylan Luxembourg L3 S.C.S.	Luxembourg
Mylan Luxembourg L4 S.C.S.	Luxembourg
Mylan Luxembourg 1 S.a r.l.	Luxembourg
Mylan Luxembourg 2 S.a r.l.	Luxembourg
Mylan Luxembourg 3 S.a r.l.	Luxembourg
Mylan Luxembourg 6 S.a r.l.	Luxembourg
Mylan Luxembourg 7 S.a r.l.	Luxembourg
Mylan Luxembourg 8 S.a r.l.	Luxembourg
Mylan Luxembourg 9 S.a r.l.	Luxembourg
Mylan (Gibraltar) 4 Ltd.	Gibraltar
Mylan (Gibraltar) 5 Ltd.	Gibraltar
Mylan (Gibraltar) 6 Ltd.	Gibraltar
Mylan (Gibraltar) 7 Ltd.	Gibraltar
Mylan (Gibraltar) 8 Ltd.	Gibraltar
Mylan (Gibraltar) 9 Ltd.	Gibraltar
Mylan dura GmbH	Germany

Name	State or Country of Organization
Mylan S.A.S.	France
Mylan Generics France Holding S.A.S.	France
Mylan EMEA S.A.S.	France
Mylan FCT	France
Mylan, Lda	Portugal
Laboratorios Anova - Produtos Famaceuticos, LDA	Portugal
Societe de Participation Pharmaceutique S.A.S.	France
Mylan FZ-LLC	United Arab Emirates
Generics [U.K.] Ltd.	United Kingdom
Mylan Pharma UK Ltd.	United Kingdom
Agila Specialties Investment Ltd.	United Kingdom
Agila Specialties UK Ltd.	United Kingdom
McDermott Laboratories Ltd.	Ireland
Mylan Investments Ltd.	Ireland
Mylan Pharma Holdings Ltd.	Ireland
Mylan Pharma Group Ltd.	Ireland
Mylan Pharma (Canada) Ltd.	Canada
Mylan Institutional LLC	Delaware
Mylan Pharma Acquisition Ltd.	Ireland
Mylan Teoranta	Ireland
Mylan Ireland Ltd.	Ireland
Mylan Ireland Holdings Ltd.	Ireland
New Moon B.V.	Netherlands
Mylan B.V.	Netherlands
Arcana Arzneimittel GmbH	Austria
Mylan S.p.A.	Italy
Qualimed S.A.S.	France
Mylan Pharmaceuticals S.A.	Morocco
Generics Pharma Hellas E.P.E.	Greece
Mylan GmbH	Switzerland
Mylan Holdings GmbH	Switzerland
Mylan BVBA	Belgium
Mylan Group B.V.	Netherlands
Xixia Pharmaceuticals (Pty) Ltd.	South Africa
SCP Pharmaceuticals (Pty) Ltd.	South Africa
Mylan (Proprietary) Ltd.	South Africa
Mylan Pharmaceuticals S.L.	Spain
Scandinavian Pharmaceuticals-Generics AB	Sweden
Scandpharm Marketing AB	Sweden
Mylan OY	Finland
Mylan AB	Sweden
Mylan ApS	Denmark
Mylan AS	Norway
Mylan Hospital AS	Norway
Genpharm General Partner, Inc.	New York

Name	State or Country of Organization
Genpharm Limited Partner, Inc.	New York
Mylan Pharmaceuticals Private Ltd.	India
Mylan Laboratories India Private Ltd.	India
Mylan Seiyaku Ltd.	Japan
Alphapharm Pty Ltd.	Australia
Mylan New Zealand Ltd.	New Zealand
Canton Fuels Company, LLC	Delaware
Chouteau Fuels Company, LLC	Delaware
Deogun Manufacturing Company, LLC	Delaware
EMD, Inc.	Delaware
Dey, Inc.	Delaware
Dey Limited Partner LLC	Delaware
Marquis Industrial Company, LLC	Delaware
Mylan Specialty L.P.	Delaware
Mylan Special Investments LLC	Delaware
Mylan Special Investments II, LLC	Delaware
Mylan Special Investments III, LLC	Delaware
Mylan Special Investments IV, LLC	Delaware
Mylan Special Investments V, LLC	Delaware
Mylan Special Investments VI, LLC	Delaware
Mylan Securitization LLC	Delaware
Mylan Investment Holdings 4 LLC	Delaware
Mylan Investment Holdings 5 LLC	Delaware
Mylan Investment Holdings 6 LLC	Delaware
New Moon Holdings, LLC	Delaware
New Mylan Delaware Financing, LLC	Delaware
Powder Street, LLC	Delaware
Mylan Sp. Z.o.o.	Poland
Agila Specialties Polska sp. Zo.o	Poland
Mylan s.r.o.	Slovakia
Mylan d.o.o.	Slovenia
Mylan Pharmaceuticals s.r.o.	Czech Republic
Mylan Kft.	Hungary
Mylan Hungary Kft.	Hungary
Mylan Laboratories Ltd.	India
Matrix Laboratories BVBA	Belgium
Agila Specialties Global Pte. Ltd.	Singapore
Mylan Laboratories, Inc.	Delaware
Mylan (Taiwan) Ltd.	Taiwan Province of China
Astrix Laboratories Ltd.	India
Docpharma BVBA	Belgium
Aktuapharma NV	Belgium
Apothecon B.V.	Netherlands
Hospithera NV	Belgium
Agila Specialties Inc.	New Jersey

Name	State or Country of Organization
Sagent Agila LLC	Wyoming